AGREEMENT

This Agreement is by and between Ethika Corporation, (Ethika) and Alanco Environmental Resources Corporation (Alanco).

WHEREAS, Ethika is the lessor of certain equipment lease wherein Fry Guy, Inc., a wholly owned subsidiary of Alanco is the lessee (the Ethika - Fry Guy Leases); and

WHEREAS, Ethika and Alanco desire that as set forth below, Ethika assign unto Alanco all right, title and interest it has in the Ethika-Fry Guy Leases in consideration of the below described payment and promissory note.

THEREFORE, Ethika and Alanco agree as follows:

1. Assignment of Ethika-Fry Guy Leases. Within two days of the execution of this Agreement by both Parties, Ethika shall tender to Alanco the Assignment of the Ethika-Fry Guy Leases attached hereto as Exhibit A.

2. Payment and Promissory Note. Within two days of the execution of this Agreement by both Parties, Alanco shall tender to Ethika $12,000 and the Promissory Note attached hereto as Exhibit B.

3. Representation and Warranties of Ethika. Ethika represens and warrants to Alanco that it is and has been the Lessor of the Ethika-Fry Guy Leases and that said Leases are free and clear of all liens and encumbrances and that the assignment of said Leases as set forth in this Agreement does not breach or cause a default upon any contract or agreement to which Ethika is a party. Furthermore, Ethika represents and warrants that it has all requisite corporate power and authority to execute and perform this Agreement which have been duly authorized by the Board of Directors of Ethika.

4. Representations and Warranties of Alanco. Alanco represents and warrants to Ethika that it has all requisite corporate power and authority to execute and perform this Agreement which have been duly authorized by the Board of Director of Alanco.

5. Governing Law. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State or Arizona and that the State or Federal Courts of Arizona shall be the jurisdiction in which any legal proceedings relative to this Agreement shall be brought.

6. Entire Agreement. This Agreement, including the other documents referred to herein, embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, convenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supercedes all prior agreements and understandings between the Parties with respect to such subject matter.

Executed By the Parties Hereto As of the Dates Indicated:

ETHIKA CORPORATION                   ALANCO ENVIRONMENTAL
                                     RESOURCES CORPORATION


/s/DENNIS BROVARONE                  /s/ROBERT R. KAUFFMAN
   Dennis Brovarone, President          Robert R. Kauffman,
   March 12, 1999                       Chairman & CEO
                                        March 12, 1999


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EXHIBIT A
                            ASSIGNMENT

FOR VALUE RECEIVED, Ethika Corporation hereby sells, assigns and conveys to Alanco Environmental Resources Corporation:

All right, title and interest it has in and to those certain equipment leases by and between Ethika Corporation and Fry Guy, Inc., including but not limited to all right, title and interest it has in the equipment subject to said leases.


WITNESS my hand and seal this 12th day of March, 1999.

                         Ethika Corporation

                      /s/DENNIS BROVARONE
                         Dennis Brovarone, President


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Exhibit B
                                 PROMISSORY NOTE

$128,000                                                          March 12, 1999

Alanco Environmental Resources Corporation (the Promisor) for value received does promise to pay to the order of Ethika Corporation (the Holder) at the office of its attorney, Dennis Brovarone, 11249 W. 1O3rd Dr., Westminster, Colorado, ONE HUNDRED TWENTY EIGHT THOUSAND DOLLARS ($128,000.00), in sixteen monthly installments of EIGHT THOUSAND DOLLARS ($8,000) beginning April 15, 1999 and continuing thereafter on the fifteen day of each month through July 2000.

In the event the fifteen of any month is a weekend or holiday, the payment shall be due on the next business day. In the event payment is not received on its due date, the Holder shall promptly notify the Promisor of such non-reciept and the Promisor shall have three business days in which to tender the payment without the occurance of a default.

It is further agreed that if any payment is not made when due and remains uncured following the above notice, a penalty in the amount of THIRTY THOUSAND DOLLARS $30,000) shall become due and owing, all remaining payments shall become immediately due and owing and the entire default principal shall thereafter accrue interest at the rate of eighteen percent (18%) per annum. The Promisor also agrees to pay all reasonable costs of collection, including reasonable attorneys fees.

This Promissory Note shall be construed and enforced in accordance with the laws of the United States and the State of Arizona without regard to conflicts of law. In the event that any dispute should arise pertaining to this Promissory Note, the Parties agree that jurisdiction shall vest only in the state or federal courts located in Scottsdale, Arizona in order to resolve such dispute.

ALANCO ENVIRONMENTAL RESOURCES CORPORATION
(the Promisor)

/s/ROBERT R. KAUFFMAN
By: Robert R. Kauffman, Chairman & CEO

/s/JOHN A. CARLSON
   John A, Carlson, Senior V.P. & CFO
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